Exhibit 23.1a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Convey Holding Parent, Inc. of our report dated March 24, 2021, except for the effects of the stock split discussed in Note 19 to the consolidated financial statements, as to which the date is June 7, 2021, relating to the financial statements of Cannes Holding Parent, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Hallandale Beach, Florida
June 7, 2021

Exhibit 23.1b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Convey Holding Parent, Inc. of our report dated March 24, 2021 relating to the financial statements of Convey Health Parent, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Hallandale Beach, Florida
June 7, 2021